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                                                                  EXHIBIT 4.8(b)

                       REVOLVING CREDIT PROMISSORY NOTE
                       --------------------------------

$100,000,000.00                                              June 17, 1998


          FOR VALUE RECEIVED, the undersigned, EMPRESS ENTERTAINMENT, INC., a Delaware corporation, EMPRESS CASINO JOLIET CORPORATION, an Illinois corporation and EMPRESS CASINO HAMMOND CORPORATION, an Indiana corporation (collectively the "Borrowers") jointly and severally promise to pay to the order of WELLS FARGO BANK, National Association, as Agent Bank on behalf of itself and the other Lenders as defined and described in the Credit Agreement described hereinbelow (each, together with their respective successors and assigns, individually being referred as a "Lender" and collectively as the "Lenders") such sums as Lenders may hereafter loan or advance or re-loan to the Borrowers from time to time pursuant to the Credit Facility as described in the Credit Agreement, hereinafter defined, up to the maximum principal sum of One Hundred Million Dollars ($100,000,000.00) at any time outstanding, the unpaid balance of which shall not exceed in the aggregate the Maximum Permitted Balance at any time, together with interest on the principal balance outstanding from time to time at the rate or rates set forth in the Credit Agreement.

          A.   Incorporation of Credit Agreement.
               ---------------------------------

               1. Reference is made to the Credit Agreement dated concurrently herewith (the "Credit Agreement"), executed by and among the Borrowers and the Banks therein named, and Wells Fargo Bank, National Association, as administrative and collateral agent for itself and for the Banks (the "Agent Bank"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Credit Agreement. This is the Revolving Credit Note referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

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               2.   The outstanding principal indebtedness evidenced by this
Revolving Credit Note shall be payable as provided in the Credit Agreement and in any event on June 18, 2003, the Maturity Date.

               3. Interest shall be payable on the outstanding daily unpaid principal amount of each Borrowing hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after Default and before and after maturity and judgment, with interest on overdue interest to bear interest at the Default Rate, to the fullest extent permitted by applicable law.

               4. The amount of each payment hereunder shall be made to the Agent Bank at the Agent Bank's office as specified in the Credit Agreement for the account of the Lenders at the time or times set forth therein, in lawful money of the United States of America and in immediately available funds.

               5. Borrowings hereunder shall be made in accordance with the terms, provisions and procedures set forth in the Credit Agreement.

          B.   Default.  The "Late Charges and Default Rate" provisions
               -------
contained in Section 2.11 and the "Events of Default" provisions contained in
Article VII of the Credit Agreement are hereby incorporated by this reference as though fully set forth herein. Upon the occurrence of a Default or Event of Default, Borrowers' right to convert or exercise its Interest Rate Option for a LIBOR Loan, or the continuation thereof, shall immediately, without notice or demand, terminate.

          C.   Waiver.  Borrowers waive diligence, demand, presentment for
               ------
payment, protest and notice of protest.

          D.   Collection Costs.  In the event of the occurrence of an Event of
               ----------------
Default, the Borrowers agree to pay all reasonable costs of collection, including a reasonable attorney's fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing

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hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrowers shall bear interest at a rate equal to the Default Rate until fully paid.

          E.   Interest Rate Limitation.  Notwithstanding any provision herein
               ------------------------
or in any document or instrument now or hereafter securing this Revolving Credit Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the applicable laws of the State of Nevada or the United States of America.

          F.   Security.  This Revolving Credit Note is secured by the Security
               --------
Documentation described in the Credit Agreement.

          G.   Governing Law.  This Revolving Credit Note shall be governed by
               -------------
and construed in accordance with the laws of the State of Nevada.

          H.   Partial Invalidity.  If any provision of this Revolving Credit
               ------------------
Note shall be prohibited by or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of any other provision of this Revolving Credit Note.

          I.   No Conflict with Credit Agreement.  This Revolving Credit Note is
               ---------------------------------
issued under, and subject to, the terms, covenants and conditions of the Credit Agreement, which Credit Agreement is by this reference incorporated herein and made a part hereof. No reference herein to the Credit Agreement and no provision of this Revolving Credit Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Revolving Credit Note at the place, at the respective times, and in the currency prescribed in the Credit Agreement.
If any provision of this Revolving Credit Note conflicts or is inconsistent with any provision of the Credit Agreement, the provisions of the Credit Agreement shall govern.

          J.   This Revolving Credit Note not Enforceable against ECJC until
               -------------------------------------------------------------
Occurrence of IGB approval Date.  Notwithstanding anything contained in the
-------------------------------
Credit Agreement or this Revolving Credit Note to the contrary, until the IGB has

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approved the Bank Facilities and each of the Loan Documents with respect to ECJC and the ECJC Casino Facilities and the IGB Approval Date shall have occurred, this Revolving Credit Note shall not be binding upon nor enforceable against ECJC in any respect.

          IN WITNESS WHEREOF, this Revolving Credit Note has been executed as of the date first hereinabove written.

                                             EMPRESS ENTERTAINMENT, INC.,
                                             a Delaware corporation



                                             By /s/ Peter A. Ferro, Jr.,
                                               ---------------------------------
                                               Peter A. Ferro, Jr.,
                                               Chief Executive Officer


                                             EMPRESS CASINO JOLIET
                                             CORPORATION,
                                             an Illinois corporation


                                             By /s/ Peter A. Ferro, Jr.,
                                               ---------------------------------
                                               Peter A. Ferro, Jr.,
                                               Chief Executive Officer


                                             EMPRESS CASINO HAMMOND
                                             CORPORATION,
                                             an Indiana corporation



                                             By /s/ Peter A. Ferro, Jr.,
                                               ---------------------------------
                                               Peter A. Ferro, Jr.,
                                               Chief Executive Officer


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